                                                                   EXHIBIT 3(iv)


                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------


         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "UTEK CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF JULY, A.D. 2001, AT 12:30 O'CLOCK P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                                       /s/ Harriet Smith Windsor
                                       ----------------------------------------
                     [SEAL]            Harriet Smith Windsor, Secretary of State

3068837  8100                            AUTHENTICATION: 1259473

010357542                                          DATE: 07-24-01